SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 15 , 2001
Date of earliest event reported: May 18, 2001

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue
San Jose, CA 95125

(Address of principal executive offices)

(408) 558-7400

(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On May 18, 2001, eBay Inc. (“eBay”) completed its previously announced acquisition of iBazar S.A. (“iBazar”), a French-based corporation that introduced online person-to-person trading in France and currently has websites in Belgium, Brazil, France, Italy, the Netherlands, Portugal, Spain and Sweden. iBazar was acquired pursuant to a Contribution Agreement, dated February 21, 2001, by and among eBay, a wholly-owned Belgian subsidiary of eBay (“eBay Sub”) and seven shareholders of iBazar (collectively, the “Shareholders”). In exchange for the contribution of the Shareholders’ shares of iBazar to eBay Sub, eBay issued shares in eBay Sub exchangeable for 2,045,054 shares of eBay common stock. In addition, eBay purchased iBazar shares from other shareholders for approximately $2.3 million in cash.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

The audited financial statements for iBazar, S.A. for the years ended December 31, 1999 and 2000 are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

(b)	Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Financial Information for eBay Inc.

Introduction.

Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2001.

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000.

Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2001.

Notes to Unaudited Pro Forma Condensed Combined Financial Information.

(c)	Exhibits

The exhibits to this Current Report on Form 8-K/A are as follows:

*Exhibit 2.1	Contribution Agreement, dated February 21, 2001, by and among eBay Sub, eBay and the Shareholders.

*Exhibit 2.2	Form of Put Option Agreement by and between eBay and each of the Shareholders.

*Exhibit 2.3	Form of Call Option Agreement by and between eBay and each of the Shareholders.

*Exhibit 2.4	Registration Rights Agreement, dated May 18, 2001, by and among eBay and the Shareholders.

*Exhibit 2.5	Escrow Agreement, dated May 18, 2001, by and among eBay Sub, eBay, the Shareholders, GS Capital Partners III, L.P., as Shareholders’ Agent and State Street Bank and Trust Company of California, N.A., a national banking association, as the Escrow Agent.

1.

Exhibit 23.1	Consent of Ernst & Young Audit.

Exhibit 99.1	Audited financial statements of iBazar S.A.

Report of Independent Auditors.

Consolidated Balance Sheets at December 31, 1999 and 2000.

Consolidated Statements of Operations for the years ended December 31, 1999 and 2000.

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 1999 and 2000.

Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 2000.

Notes to the Consolidated Financial Statements.

___________________
*	- Previously Filed

2

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2001	eBay Inc.

	By:	/s/ RAJIV DUTTA

Rajiv Dutta Senior Vice President, Chief Financial Officer

3

eBay Inc.
Unaudited Pro Forma Condensed Combined Financial Information

Introduction

      On May 18, 2001, eBay Inc. (“eBay”) completed its acquisition of iBazar S.A. (“iBazar”) in a transaction accounted for as a purchase business combination. As consideration for the acquisition, eBay issued shares in a Belgian subsidiary (“eBay Sub”) exchangeable for 2,045,054 shares of eBay common stock valued at $120.4 million, paid $2.3 million in cash to certain shareholders and incurred acquisition-related costs of approximately $2.9 million. The total purchase price of approximately $125.6 million has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values.

      The following unaudited pro forma condensed combined financial information gives effect to the acquisition by eBay of iBazar. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheets of eBay and iBazar and has been prepared to reflect the acquisition as if it had been consummated on March 31, 2001. The unaudited pro forma condensed combined statements of operations combine the results of operations of eBay and iBazar for the year ended December 31, 2000 and the three months ended March 31, 2001, as if the acquisition had occurred on January 1, 2000. Prior to this acquisition, iBazar only had annual financial reporting requirements and did not prepare separate interim financial information as of or for the three month period ended March 31, 2001. Accordingly, the iBazar financial information included in the March 31, 2001 unaudited pro forma condensed combined balance sheet and the statement of operations for the three months ended March 31, 2001, is as of December 31, 2000 and for the three months then ended, respectively.

      The historical consolidated financial statements of iBazar have been prepared in accordance with accounting principles generally accepted in France (“French GAAP”). For purposes of presenting the unaudited pro forma condensed combined financial information, financial information relating to iBazar has been adjusted to conform materially with accounting principles generally accepted in the United States (“U.S. GAAP”) as described in Note 1 to the unaudited pro forma condensed combined financial information.

      The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information is not intended to represent what eBay’s financial position or results of operations would actually have been if the acquisition had occurred on those dates or to project eBay’s financial position or results of operations for any future period. Since eBay and iBazar were not under common control or management for any period presented, the unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

      This unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of eBay and iBazar. eBay’s historical consolidated financial statements can be found in the Company’s Annual Report on Form 10-K filed on March 28, 2001. iBazar’s historical consolidated financial statements can be found as Exhibit 99.1 to this Current Report on Form 8-K/A.

4

eBay Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
(U.S. Dollars In Thousands)

	Historical	Historical
	eBay Inc.	iBazar S.A.
	March 31,	December 31,	Pro Forma		Pro Forma
	2001	2000	Adjustments		Combined

ASSETS

Current assets:

Cash and cash equivalents	$314,263	$10,541	$(2,283	)(d)	$322,521

Restricted cash	15,902	2,780			18,682

Short-term investments	273,838	8,847			282,685

Accounts receivable, net	75,494	3,531			79,025

Other current assets	59,840	6,488			66,328

Total current assets	739,337	32,187	(2,283)		769,241

Long-term investments	135,540	—			135,540

Restricted cash and investments	126,390	1,406			127,796

Property and equipment, net	133,279	4,401			137,680

Intangible and other assets, net	111,546	12,460	(8,254	)(b)	238,985

			123, 233	(b)

Deferred tax assets	10,937	—	(856	)(i)	10,081

	$1,257,029	$50,454	$111,840		$1,419,323

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$21,395	$6,410			$27,805

Accrued expenses and other current liabilities	69,657	5,218	$17,397	(c)	92,272

Deferred revenue and customer advances	12,081	1,355			13,436

Short-term debt	30,254	—			30,254

Income taxes payable	10,995	11,538			22,533

Total current liabilities	144,382	24,521	17,397		186,300

Long-term debt	11,339	—			11,339

Minority interests	43,319	—			43,319

Other liabilities	13,717	—			13,717

	212,757	24,521	17,397		254,675

Stockholders’ equity:

Common Stock	269	2,199	(2,199	)(e)	271

			2	(k)

Additional paid-in capital	960,790	27,420	(27,420	)(e)	1,081,164

			120,374	(k)

Unearned stock-based compensation	(5,051)	—	—		(5,051)

Retained earnings (deficit)	95,423	(3,624)	3,624	(e)	95,423

Accumulated other comprehensive loss	(7,159)	(62)	62	(e)	(7,159)

Total stockholders’ equity	1,044,272	25,933	94,443		1,164,648

	$1,257,029	$50,454	$111,840		$1,419,323

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

5.

eBay Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
(U.S. Dollars In Thousands, Except Per Share Amounts)

	Year Ended December 31, 2000

	Historical	Historical	Pro Forma		Pro Forma
	eBay Inc.	iBazar S.A.	Adjustments		Combined

Net revenues	$431,424	$3,028			$434,452

Cost of net revenues	95,453	6,654			102,107

Gross profit	335,971	(3,626)	—		332,345

Operating expenses:

Sales and marketing	166,767	41,397			208,164

Product development	55,863	3,567			59,430

General and administrative	73,027	5,092			78,119

Payroll expense on employee stock options	2,337	—			2,337

Amortization of acquired intangible assets	1,433	1,492	$(1,492	)(g)	24,961

			23,528	(f)

Merger related costs	1,550	—			1,550

Total operating expenses	300,977	51,548	22,036		374,561

Income (loss) from operations	34,994	(55,174)	(22,036)		(42,216)

Interest and other income (expense), net	46,337	(34,211)			12,126

Interest expense	(3,374)	(488)			(3,862)

Income (loss) before income taxes and minority interests	77,957	(89,873)	(22,036)		(33,952)

Provision for income taxes	(32,725)	25,258	272	(j)	(7,195)

Minority interests in consolidated companies	3,062	—			3,062

Net income (loss) from continuing operations	$48,294	$(64,615)	$(21,764)		$(38,085)

Net income per share:

Basic	$0.19				$(0.15)

Diluted	$0.17				$(0.15)

Weighted average shares:

Basic	251,776		2,045	(h)	253,821

Diluted	280,346		2,045	(h)	253,821

			(28,570	)(h)

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

6.

eBay Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
(U.S. Dollars In Thousands, Except Per Share Amounts)

	Three Months Ended

	Historical	Historical
	eBay Inc.	iBazar S.A.
	March 31,	December 31,	Pro Forma		Pro Forma
	2001	2000	Adjustments		Combined

Net revenues	$154,090	$2,070			$156,160

Cost of net revenues	27,002	2,692			29,694

Gross profit	127,088	(622)	—		126,466

Operating expenses:

Sales and marketing	55,536	8,392			63,928

Product development	15,737	851			16,588

General and administrative	21,328	2,699			24,027

Payroll expense on employee stock options	427	—			427

Amortization of acquired intangible assets	3,355	443	$(443	)(g)	9,237

			5,882	(f)

Total operating expenses	96,383	12,385	5,439		114,207

Income (loss) from operations	30,705	(13,007)	(5,439)		12,259

Interest and other income (expense), net	14,978	(32,102)			(17,124)

Interest expense	(712)	(334)			(1,046)

Impairment of certain equity investments	(9,921)	—			(9,921)

Income (loss) before income taxes and minority interests	35,050	(45,443)	(5,439)		(15,832)

Provision for income taxes	(15,427)	12,658	68	(j)	(2,701)

Minority interests in consolidated companies	1,444	—			1,444

Net income (loss) from continuing operations	$21,067	$(32,785)	$(5,371)		$(17,089)

Net income per share:

Basic	$0.08				$(0.06)

Diluted	$0.08				$(0.06)

Weighted average shares:

Basic	264,279		2,045	(h)	266,324

Diluted	278,732		2,045	(h)	266,324

			(14,453	)(h)

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

7.

eBay Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Pro Forma Adjustments and Assumptions

     On May 18, 2001, eBay completed its acquisition of iBazar in a transaction accounted for as a purchase business combination. As consideration for the acquisition, eBay issued shares in eBay Sub exchangeable for 2,045,054 shares of eBay common stock valued at $120.4 million, paid $2.3 million in cash to certain shareholders and incurred acquisition-related costs of approximately $2.9 million. The shares issued in the acquisition have been valued in accordance with Emerging Issue Task Force Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination (“EITF 99-12”). In accordance with EITF 99-12, eBay has established that the first date on which the number of eBay shares and the amount of other consideration became fixed was May 18, 2001. EITF 99-12 precludes the use of any share prices subsequent to the consummation date of a transaction, and accordingly, eBay has valued the transaction using the average closing price of eBay’s shares for the five days prior to and including the closing date of May 18, 2001. The total purchase price of approximately $125.6 million has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the assumed acquisition date.

     The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	The results of iBazar, as presented under U.S. GAAP for pro forma presentation purposes, have been translated into U.S. dollars at the average rate of Euro 0.8687 to U.S.$1.00 for the three months ended December 31, 2000 and Euro 0.9234 to U.S.$1.00 for the year ended December 31, 2000. The iBazar balance sheet at December 31, 2000 has been translated into U.S. dollars at Euro 0.9390 to U.S.$1.00.

The loss for the year ended December 31, 2000, as reported by iBazar, was adjusted to exclude the effect of discontinued operations. The following analysis reconciles the net loss from continuing operations to the reported net loss:

(in thousands)
Net loss from continuing operations	$(64,615)

Loss from discontinued operations	(177)

Gain on disposal of discontinued operations (net of taxes of $36,604)	61,071

Net loss	$(3,721)

Reclassifications have been made to the iBazar historical financial information presented under French GAAP to conform to eBay’s presentation under U.S. GAAP. The principal reclassification entries relate to the presentation of the statement of operations in functional areas compared to iBazar historical presentation based on natural account classifications.

A number of differences exist between U.S. and French GAAP. The principal differences are discussed and reconciled in the audited financial statements of iBazar that can be found at Exhibit 99.1 to this Current Report on Form 8-K/A.

8.

eBay Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Information

(b)	To allocate the purchase price to the fair value of tangible and identifiable intangible assets acquired and liabilities assumed, and to goodwill.

These adjustments are for pro forma presentation purposes only. Actual fair values will be based on financial information as of May 18, 2001, the acquisition date. Assuming the transaction had occurred on March 31, 2001 (based on iBazar’s December 31, 2000 balance sheet) the purchase price allocation would have been as follows:

(in thousands)
Net tangible assets	$10,049

Identifiable intangible assets	2,140

Deferred tax liability	(856)

Goodwill	114,240

Aggregate purchase price	$125,573

Tangible assets were valued at their respective carrying amounts as management believes that these amounts approximate their current fair values. The valuation of the identifiable intangible assets acquired was based on a preliminary valuation by an independent appraiser and consists of customer base, assembled workforce, developed technology and trade names. Identifiable intangible assets are amortized using estimated useful lives ranging from 2 to 5 years. eBay also identified certain assets as held for sale and valued these assets based on the expected sale proceeds adjusted for losses expected to be incurred during the holding period.

In accordance with EITF Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, eBay has established plans to exit certain activities of iBazar and to involuntary terminate certain iBazar employees. In accordance with this exit plan, approximately $2 million has been accrued for the estimated costs associated with severance, contract terminations and financial advisory and legal fees and has been included in net tangible assets.

The excess of the purchase price over the value of the tangible and identifiable intangible assets acquired and liabilities assumed has been recorded as goodwill and is amortized over five years. The final valuation of tangible and intangible assets may result in depreciation and amortization amounts that are different from these preliminary estimates.

The Financial Accounting Standards Board issued an Exposure Draft on Business Combinations that, if adopted, will eliminate goodwill amortization but will require a periodic impairment assessment of goodwill. This proposed change in the accounting for goodwill has not been reflected in the accompanying pro forma condensed combined financial information.

(c)	To record accrual for direct transaction costs, liabilities relating to exit and termination costs and to established an accrual for tax exposures in various jurisdictions. These estimates are preliminary and are subject to change. Actual amounts ultimately incurred could differ from estimated amounts. Any adjustments to these accruals will be reflected as an adjustment to the goodwill recorded at the time of the acquisition.

(d)	To recognize the $2.3 million cash payment to certain selling shareholders.

(e)	To eliminate iBazar’s pre acquisition historical invested capital.

9.

eBay Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Information

(f)	To record amortization of identifiable intangible assets and goodwill resulting from the purchase business combination of iBazar as if the business combination had occurred on January 1, 2000.

(g)	To eliminate the amortization of goodwill resulting from purchase business combinations completed by iBazar prior to the eBay acquisition.

(h)	Basic and diluted loss per share is calculated by dividing the net loss for the period by the weighted average common shares outstanding for the period inclusive of the 2,045,045 shares issued as consideration in the iBazar acquisition. Diluted earnings per share excludes weighted average potential common shares subject to repurchase agreements and employees stock options of 28.6 million for the year ended December 31, 2000 and 14.5 million for the three months ended March 31, 2001, as their inclusion would have been anti-dilutive.

(i)	To recognize deferred tax liabilities associated with the differences in the book and tax basis of the acquired identifiable intangible assets.

(j)	To recognize tax benefits associated with tax-deductible amortization expense associated with certain identifiable intangible assets purchased in the acquisition of iBazar.

(k)	To record the issuance of the shares for the acquisition of iBazar.

10.

INDEX TO EXHIBITS

*Exhibit 2.1	Contribution Agreement, dated February 21, 2001, by and among eBay Sub, eBay and the Shareholders.

*Exhibit 2.2	Form of Put Option Agreement by and between eBay and each of the Shareholders.

*Exhibit 2.3	Form of Call Option Agreement by and between eBay and each of the Shareholders.

*Exhibit 2.4	Registration Rights Agreement, dated May 18, 2001, by and among eBay and the Shareholders.

*Exhibit 2.5	Escrow Agreement, dated May 18, 2001 by and among eBay Sub, eBay, the Shareholders, GS Capital Partners III, L.P., as Shareholders’ Agent and State Street Bank and Trust Company of California, N.A., a national banking association, as the Escrow Agent.

Exhibit 23.1	Consent of Ernst & Young Audit.

Exhibit 99.1	Audited financial statements of iBazar S.A.

Report of Independent Auditors.

Consolidated Balance Sheets at December 31, 1999 and 2000.

Consolidated Statements of Operations for the years ended December 31, 1999 and 2000.

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 1999 and 2000.

Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 2000.

Notes to the Consolidated Financial Statements.

____________
*	- Previously Filed